Kroger
H-E-B
Fresh Food
Harris Teeter
Neighborhood Food & Pharmacy

Quarterly Financial Supplemental

Quarter Ended March 31, 2022

TRADER JO
SPROUTS
FARMERS MARKET
publix
FOOD & PHARMAC
950

Essential **Retail.** Smart **Locations.** ®

InvenTrust Properties

Introductory Notes
About InvenTrust
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance (ESG) practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of March 31, 2022, the Company is an owner and manager of 63 retail properties, representing 10.6 million square feet of retail space. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended March 31, 2022. IVT may, but assumes no obligation to, update information in the supplemental package from time to time.
Cautionary Note About Forward-Looking Statements
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “objective,” “goal,” “strategy,” “likely,” “will,” “would,” “should” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company's ability to maintain the New York Stock Exchange ("NYSE") listing requirements of a national securities exchange; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 23.

Quarter End March 31, 2022 - i

Pro Rata Financial Information
The Company owns a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. IAGM is the Company’s sole joint venture and is unconsolidated. Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its share of its JV properties when combined with the Company’s wholly-owned properties, with the exception of property count and number of leases. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

Quarter End March 31, 2022 - ii

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2022 First Quarter Results

DOWNERS GROVE, III – May 2, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended March 31, 2022 and provided updated guidance for 2022. For the three months ended March 31, 2022, the Company reported Net Income of $9.5 million, or $0.14 per diluted share, compared to a Net Loss of $0.1 million, or $0.00 per diluted share, for the three months ended March 31, 2021.

First Quarter 2022 Highlights:
•NAREIT FFO for the quarter of $0.47 per diluted share
•Core FFO for the quarter of $0.43 per diluted share
•Pro Rata Same Property Net Operating Income (“NOI”) increased 12.2% for the three month period
•Leased Occupancy as of March 31, 2022 of 94.4%
•Executed 68 leases totaling approximately 183,000 square feet of pro rata GLA, of which 125,000 square feet was executed at a blended comparable lease spread of 5.0%
•Net Debt-to-Adjusted EBITDA of 5.7x at March 31, 2022
•Established an at-the-market (“ATM”) equity offering program of up to $250 million
•Established a new share repurchase program of up to $150 million
”InvenTrust had an excellent first quarter of 2022,” stated Daniel (DJ) Busch, President and CEO. “Not only did the company continue to produce strong operating results, but also put in place several important corporate programs, including an ATM equity offering and a share repurchase program. The company was also assigned its inaugural investment grade rating from Fitch Ratings. These programs coupled with our solid financial results have us well-positioned to take advantage of capital market opportunities, deliver stable cash flow growth, and long-term value for our stakeholders.”
FINANCIAL RESULTS
•Net Income for the three months ended March 31, 2022 was $9.5 million, or $0.14 per diluted share, compared to a Net Loss of $0.1 million, or $0.00 per diluted share, for the same period in 2021.
•NAREIT FFO for the three months ended March 31, 2022 was $31.7 million, or $0.47 per diluted share, as compared to $22.9 million, or $0.32 per diluted share, for the same period in 2021.
•Core FFO of $29.0 million, or $0.43 per diluted share, for the three months ended March 31, 2022 compared to $22.1 million, or $0.31 per diluted share, for the same period in 2021.
•Pro Rata Same Property NOI for the three months ended March 31, 2022 was $38.7 million, a 12.2% increase, compared to the same period in 2021.

Quarter End March 31, 2022 - iii

DIVIDEND
•On March 31, 2022, the Company declared a quarterly cash distribution for the second quarter 2022. On April 15, 2022, each stockholder of record as of March 31, 2022 received a $0.2052 per share distribution.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of March 31, 2022, the Company’s Leased Occupancy was 94.4%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 96.6% and Small Shop Leased Occupancy was 90.5%. Anchor Leased Occupancy decreased by 10 basis points and Small Shop Leased Occupancy increased by 150 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 120 basis points, which equates to approximately $3.6 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the first quarter were 5.0%.
•Annualized Base Rent PSF (“ABR”) as of March 31, 2022 for the Pro Rata Combined Portfolio was $18.64, an increase of 2.2% compared to the same period in 2021. Anchor Tenant ABR PSF was $12.24 and Small Shop ABR PSF was $31.51 for the first quarter.
•On February 2, 2022, the Company acquired two properties in Austin, Texas for $189.3 million, totaling approximately 527,000 square feet.
•During the three months ended March 31, 2022, the Company’s unconsolidated joint venture disposed of one property to a third party for $39.1 million and recognized a gain of $3.8 million, of which the Company’s share was $2.1 million.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $262.2 million of total liquidity, as of March 31, 2022 comprised of $48.2 million of Pro Rata Cash and $214.0 million of remaining availability on its Revolving Credit Facility.
•The Company has no debt maturing in 2022 and $39.0 million of debt maturing in 2023.
•The Company's weighted average interest rate on its consolidated debt as of March 31, 2022 was 2.56% and the weighted average remaining term was 4.3 years.
•On March 4, 2022, the Company paid off a $22.3 million mortgage payable at one retail property using cash on hand and recognized a loss on debt extinguishment of $0.1 million.
SUBSEQUENT ACTIVITY
•On April 12, 2022, the Company announced a Long-Term Issuer Default Rating of ‘BBB-’ with a stable outlook assigned by Fitch Ratings, Inc.
•On April 21, 2022, the Company acquired Highlands of Flower Mound, a 175,000 square foot power center shadow anchored by Target, located in Flower Mound, Texas, from the Company’s unconsolidated joint venture for $38.0 million, assuming $22.9 million of existing mortgage debt to partially finance the acquisition.

Quarter End March 31, 2022 - iv

2022 GUIDANCE

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.18	—	$0.24	$0.13	—	$0.19
NAREIT FFO per diluted share (2)	$1.58	—	$1.64	$1.53	—	$1.59
Core FFO per diluted share	$1.51	—	$1.56	$1.50	—	$1.56
Same Property NOI (“SPNOI”) Growth	3.75%	—	5.25%	2.75%	—	4.75%
General and administrative (3)	$33,500	—	$34,500	$34,000	—	$35,000
Interest expense, net	$25,500	—	$26,500	$23,000	—	$25,000
Net investment activity (4)	~ $210,000			~ $190,000
(1) Net Income per diluted share excludes potential gains and losses on asset sales, and any related GAAP adjustments resulting from these transactions.
(2) 2022 NAREIT FFO per diluted share Guidance:
•Excludes potential gains or losses on asset sales, and any related GAAP adjustments resulting from these transactions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or transaction expenses.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) General and administrative guidance is inclusive of expenses associated with our oversight of the joint venture.
(4) Net investment activity represents anticipated acquisition activity less disposal activity for 2022.
Net Income, NAREIT FFO, Core FFO and SPNOI guidance are inclusive of prior period rent that we anticipate collecting in 2022.
The Company's 2022 Outlook and Guidance is based on a number of assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

Quarter End March 31, 2022 - v

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended March 31
	2022	2021
Financial Results

Net income (loss)	$9,501	$(100)
Net income (loss) per share, basic and diluted	0.14	—

NAREIT FFO (page 7)	31,658	22,898
NAREIT FFO per diluted share	0.47	0.32

Core FFO (page 7)	29,021	22,125
Core FFO per diluted share	0.43	0.31

Pro Rata Same Property NOI (page 6)	38,737	34,531

Pro Rata Same Property NOI growth	12.2%

Adjusted EBITDA (page 7)	33,855	26,730

Distributions declared per share	$0.21	$0.20

Aggregate distributions declared (as a % of Core FFO)	47.6%	63.6%

	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020	As of December 31, 2019
Capital Information
Shares outstanding	67,388,703	67,344,374	71,998,654	72,133,163

Pro Rata Outstanding Debt, net	$754,869	$624,289	$688,422	$714,053
Less: Pro Rata Cash	(48,170)	(79,628)	(249,854)	(281,430)
Pro Rata Net Debt	$706,699	$544,661	$438,568	$432,623

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$124,398	$117,273	$117,078	$137,233
Net Debt-to-Adjusted EBITDA	5.7x	4.6x	3.7x	3.2x
Fixed charge coverage	6.7x	6.4x	5.9x	5.4x
Net debt to real estate assets, excl property acc depr.	26.8%	22.0%	17.7%	17.7%
Net debt to total assets, excl property acc depr.	24.1%	19.3%	14.6%	14.3%

Distributions Paid Per Share		Liquidity and Credit Facility
Q1 2022	$0.20520	Pro Rata Cash	$48,170
Q4 2021	$0.19550	Available under credit facility	214,000
Q3 2021	$0.01955	Total	$262,170
Q2 2021	$0.01955

	Same Property		Total Portfolio
	Three Months Ended March 31		Three Months Ended March 31
	2022	2021	2022	2021
Portfolio Metrics, Pro Rata
No. of properties	60	60	63	65
GLA (square feet)	9,180	9,115	9,940	9,752
Economic Occupancy	93.2%	91.4%	93.2%	90.9%
Leased Occupancy	94.3%	93.3%	94.4%	92.9%
ABR PSF	$18.79	$18.44	$18.64	$18.24

Supplemental - Quarter End March 31, 2022 - 1

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	March 31, 2022	December 31, 2021
Assets	(unaudited)
Investment properties
Land	$647,180	$598,936
Building and other improvements	1,794,138	1,664,525
Construction in progress	13,156	9,642
Total	2,454,474	2,273,103
Less accumulated depreciation	(366,394)	(350,256)
Net investment properties	2,088,080	1,922,847
Cash, cash equivalents and restricted cash	25,723	44,854
Investment in unconsolidated entities	81,337	107,944
Intangible assets, net	92,652	81,026
Accounts and rents receivable	25,941	30,059
Deferred costs and other assets, net	40,419	25,685
Total assets	$2,354,152	$2,212,415

Liabilities
Debt, net	$673,336	$533,082
Accounts payable and accrued expenses	27,830	36,208
Distributions payable	13,828	13,802
Intangible liabilities, net	30,109	28,995
Other liabilities	24,843	28,776
Total liabilities	769,946	640,863
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,388,703 shares issued and outstanding as of March 31, 2022 and 67,344,374 shares issued and outstanding as of December 31, 2021	67	67
Additional paid-in capital	5,453,100	5,452,550
Distributions in excess of accumulated net income	(3,881,070)	(3,876,743)
Accumulated comprehensive income (loss)	12,109	(4,322)
Total stockholders' equity	1,584,206	1,571,552
Total liabilities and stockholders' equity	$2,354,152	$2,212,415

Supplemental - Quarter End March 31, 2022 - 2

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except per share information, unaudited

	Three Months Ended March 31
	2022	2021
Income
Lease income, net	$57,768	$49,926
Other property income	264	182
Other fee income	754	1,013
Total income	58,786	51,121

Operating expenses
Depreciation and amortization	22,829	21,687
Property operating	8,285	8,009
Real estate taxes	8,043	8,133
General and administrative	7,887	10,351
Total operating expenses	47,044	48,180

Other (expense) income
Interest expense, net	(4,809)	(3,985)
Loss on extinguishment of debt	(96)	—
Gain on sale of investment properties, net	—	519
Equity in earnings of unconsolidated entities	2,716	620
Other income and expense, net	(52)	(195)
Total other (expense) income, net	(2,241)	(3,041)

Net income (loss)	$9,501	$(100)

Weighted-average common shares outstanding, basic	67,354,717	71,998,654
Weighted-average common shares outstanding, diluted	67,576,038	71,998,654

Net income (loss) per common share, basic and diluted	$0.14	$—

Distributions declared per common share outstanding	$0.21	$0.20
Distributions paid per common share outstanding	$0.20	$0.19

Comprehensive income
Net income (loss)	$9,501	$(100)
Unrealized gain on derivatives	15,406	1,893
Reclassification to net income (loss)	1,025	1,048
Comprehensive income	$25,932	$2,841

Supplemental - Quarter End March 31, 2022 - 3

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	March 31, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$8,119	$13,394
Straight-line rent receivables	17,822	16,665
Total	$25,941	$30,059

Deferred cost and other assets, net
Lease commissions, net	$13,211	$12,427
Fair value of derivatives	10,892	—
Deferred costs, net	5,846	3,280
Other assets	4,436	3,520
Loan fees, net	3,378	3,712
Right of use assets, net	2,656	2,746
Total	$40,419	$25,685

Other liabilities
Deferred revenues	$6,638	$6,758
Unearned income	6,306	6,299
Security deposits	5,858	5,466
Operating lease liabilities	3,186	3,189
Other liabilities	2,681	2,168
Financing lease liability	174	283
Fair value of derivatives	—	4,613
Total	$24,843	$28,776

Supplemental - Quarter End March 31, 2022 - 4

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended March 31
		2022	2021
Income
*	Minimum base rent	$35,048	$30,990
*	Real estate tax recoveries	7,267	6,994
*	Common area maintenance, insurance, and other recoveries	6,292	5,938
*	Ground rent income	3,610	3,256
	Above and below-market rent and lease inducement amortization, net	2,547	1,243
*	Short-term and other lease income	1,064	935
	Termination fee income	168	121
	Straight-line rent adjustment, net	663	640
	Reversal of (provision for) uncollectible straight-line rent	494	(123)
*	Provision for uncollectible billed rent and recoveries	(236)	(909)
*	Reversal of uncollectible billed rent and recoveries	851	841
	Lease income, net	57,768	49,926

*	Other property income	264	182

	JV property management fee	412	587
	JV asset management fee	251	271
	JV leasing commissions	91	155
	Other fee income	754	1,013

	Total income	$58,786	$51,121

Operating Expenses
	Depreciation and amortization	$22,829	$21,687
*	Property operating	8,285	8,009
*	Real estate taxes	8,043	8,133

	General and administrative expenses	7,455	8,409
	Stock based compensation costs	1,156	2,580
	Capitalized direct development compensation costs	(724)	(638)
	General and administrative	7,887	10,351

	Total operating expenses	$47,044	$48,180

* Component of Net Operating Income

Supplemental - Quarter End March 31, 2022 - 5

Same Property Net Operating Income
Pro Rata, in thousands

	Three Months Ended March 31
	2022	2021
Income
Minimum base rent	$32,992	$30,855
Real estate tax recoveries	6,640	6,994
Common area maintenance, insurance, and other recoveries	6,014	5,908
Ground rent income	3,343	3,256
Short-term and other lease income	1,061	949
Provision for uncollectible billed rent and recoveries	(235)	(909)
Reversal of uncollectible billed rent and recoveries	851	841
Other property income	269	187
Total income	50,935	48,081

Operating Expenses
Property operating	7,847	8,012
Real estate taxes	7,352	8,134
Total operating expenses	15,199	16,146

Same Property NOI	35,736	31,935

JV Same Property NOI	3,001	2,596

Pro Rata Same Property NOI	$38,737	$34,531

% Change over Prior Period	12.2%

Same Property count	60

Reconciliation of Net Income (Loss) to Pro Rata Same Property NOI

	Three Months Ended March 31
	2022	2021
Net income (loss)	$9,501	$(100)
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	52	195
Equity in earnings of unconsolidated entities	(2,716)	(620)
Interest expense, net	4,809	3,985
Loss on extinguishment of debt	96	—
Gain on sale of investment properties, net	—	(519)
Depreciation and amortization	22,829	21,687
General and administrative	7,887	10,351
Other fee income	(754)	(1,013)
Adjustments to NOI (a)	(3,872)	(1,881)
NOI	37,832	32,085
NOI from other investment properties	(2,096)	(150)
Same Property NOI	35,736	31,935
IAGM Same Property NOI at share	3,001	2,596
Pro Rata Same Property NOI	$38,737	$34,531
(a)Adjustments to NOI include termination fee income and expense and GAAP rent adjustments.

Supplemental - Quarter End March 31, 2022 - 6

Reconciliation of Non-GAAP Measures
In thousands, except share and per share amounts
NAREIT FFO and Core FFO

	Three Months Ended March 31
	2022	2021
Net income (loss)	$9,501	$(100)
Depreciation and amortization related to investment properties	22,622	21,447
Gain on sale of investment properties, net	—	(519)
Unconsolidated joint venture adjustments (a)	(465)	2,070
NAREIT FFO Applicable to Common Shares and Dilutive Securities	31,658	22,898
Amortization of above and below-market leases and lease inducements, net	(2,547)	(1,243)
Straight-line rent adjustments, net	(1,157)	(517)
Adjusting items, net (b)	873	819
Unconsolidated joint venture adjusting items, net (c)	194	168
Core FFO Applicable to Common Shares and Dilutive Securities	$29,021	$22,125

Weighted average common shares outstanding - basic	67,354,717	71,998,654
Dilutive effect of unvested restricted shares (d)	221,321	—
Weighted average common shares outstanding - diluted	67,576,038	71,998,654

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.47	$0.32
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.43	$0.31

(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of above and below-market leases and lease inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP. For the three months ended March 31, 2021, unvested restricted shares were antidilutive and therefore excluded from the denominator in the diluted earnings per share calculation in accordance with GAAP.

EBITDA, Pro Rata

	Three Months Ended March 31
	2022	2021
Net income (loss)	$9,501	$(100)
Interest expense (a)	5,447	4,916
Income tax expense (a)	106	99
Depreciation and amortization (a)	24,427	23,757
EBITDA	39,481	28,672
Adjustments to reconcile to Adjusted EBITDA (a)
Gain on sale of investment properties, net	(2,063)	(519)
Loss on debt extinguishment	157	8
Non-operating income and expense, net (b)	(70)	238
Other leasing adjustments (c)	(3,650)	(1,669)
Adjusted EBITDA	$33,855	$26,730
(a)Includes our consolidated entities and our pro-rata share of our JV.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.

Supplemental - Quarter End March 31, 2022 - 7

Summary of Outstanding Debt
In thousands

	Balance as of March 31, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$140,829	21%	3.96%	3.9
Fixed rate unsecured debt	300,000	44%	2.68%	4.6
Variable rate unsecured debt	100,000	15%	1.65%	5.0
Variable rate line of credit	136,000	20%	1.49%	3.5
Issuance costs, net of accumulated amortization	(3,493)	n/a	n/a	n/a
Total consolidated debt, net	$673,336	100%	2.56%	4.3

Schedule of Maturities by Year

	Fixed Rate		Variable Rate
Maturity Year	Secured Debt	Unsecured Debt	Unsecured Debt	Total Consolidated Debt	Total JV Debt at 100% (a)	Total Debt
2022	$—	$—	$—	$—	$—	$—
2023	38,999	—	—	38,999	126,022	165,021
2024	15,700	—	—	15,700	—	15,700
2025	28,630	—	136,000	164,630	22,880	187,510
2026	—	200,000	—	200,000	—	200,000
Thereafter	57,500	100,000	100,000	257,500	—	257,500
Issuance costs, net of amortization	—	—	—	(3,493)	(660)	(4,153)
Total	$140,829	$300,000	$236,000	$673,336	$148,242	$821,578
(a)Weighted average term for JV debt, of which our share is 55%, is 1.8 years and weighted average rate is 2.55%. The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
Debt Maturities as of March 31, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
University Oaks Shopping Center	1/6/2023	4.10%	Fixed	$24,985
Renaissance Center II	4/6/2023	3.49%	Fixed	14,014
The Shops at Walnut Creek	9/1/2025	3.85%	Fixed	28,630
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				125,129

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Total mortgages payable		3.96%		140,829

Term loans
$200.0 million 5 years	9/22/2026	2.68% (a)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.68% (a)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.69% (a)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.70% (a)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	1M LIBOR + 1.20% (b)	Variable	100,000
Total				400,000

Revolving Line of Credit
$350.0 million total capacity	9/22/2025 (d)	1M LIBOR + 1.04% (b) (c)	Variable	136,000

Grand total		2.56%		$676,829
(a)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(b)As of March 31, 2022, 1-Month LIBOR was 0.45%.
(c)For the year ending December 31, 2022, the Company qualified for a 0.01% sustainability adjustment.
(d)Maturity date is not inclusive of two six-month extension options.

Supplemental - Quarter End March 31, 2022 - 8

Consolidated Unsecured Credit Facility Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Unsecured Debt Facility Covenants (trailing 12 months)

		For the quarter ended
Term Loan Covenants:		Q1 2022	Q4 2021	Q3 2021	Q2 2021

Leverage Ratio	< 60.0%	28.7%	25.9%	23.7%	26.1%
Borrower Fixed Charge Coverage Ratio	> 1.50	6.62	6.31	6.35	6.04
Maximum Dividend Payout	< 95%	51.5%	55.8%	53.4%	53.5%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	—%	—%	—%	—%

Interest Rate Swaps, Consolidated

During the year ended December 31, 2021, we entered into four interest rate forward swap agreements to address the periods between the maturity dates of the effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps achieve fixed interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.6795%	12/2/2019	12/21/2023
5 Year Term Loan	100,000	2.6795%	12/2/2019	12/21/2023
5.5 Year Term Loan	50,000	2.6915%	12/2/2019	6/21/2024
5.5 Year Term Loan	50,000	2.6990%	12/2/2019	6/21/2024
	$300,000

Forward Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.7763%	12/21/2023	9/22/2026
5 Year Term Loan	100,000	2.7730%	12/21/2023	9/22/2026
5.5 Year Term Loan	50,000	2.7770%	6/21/2024	3/22/2027
5.5 Year Term Loan	50,000	2.7960%	6/21/2024	3/22/2027
	$300,000

Capital Expenditures, Pro Rata

	Three Months Ended March 31
	2022	2021
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$1,121	$1,602
Leasing commissions	1,126	1,147
Maintenance capital expenditures	3,372	2,103
Total leasing and maintenance capital expenditures (a)	5,619	4,852
Investment in development and redevelopment projects (b)	2,469	1,285
Grand total	$8,088	$6,137

(a)As of March 31, 2022 and 2021, total pro rata accrued leasing and maintenance capital expenditures are $2,475 and $2,324, respectively. These accrued amounts are not reflected in the table above.
(b)As of March 31, 2022 and 2021, total pro rata accrued investment in development and redevelopment projects are $2,657 and $412, respectively. These accrued amounts are not reflected in the table above.

Supplemental - Quarter End March 31, 2022 - 9

Joint Venture Financial Information
In thousands
Condensed Balance Sheets

	As of
	March 31, 2022	December 31, 2021
Assets
Investment properties
Land	$71,941	$89,800
Building and other improvements	250,409	271,637
Construction in progress	1,794	1,158
Total	324,144	362,595
Less accumulated depreciation	(72,459)	(74,581)
Net investment properties	251,685	288,014
Cash and cash equivalents	42,599	77,526
Intangible assets, net	11,308	11,761
Accounts and rents receivable	3,282	4,284
Deferred costs and other assets, net	6,848	5,125
Total assets	$315,722	$386,710

Liabilities and Equity
Mortgages debt, net	$148,242	$165,831
Accounts payable and accrued expenses	4,208	7,747
Intangible liabilities, net	798	2,133
Other liabilities	2,500	2,529
Total liabilities	155,748	178,240
Equity	159,974	208,470
Total liabilities and equity	$315,722	$386,710
Condensed Statement of Operations

	Three Months Ended March 31
	2022	2021
Income
Lease income, net	$8,316	$11,360
Other property income	63	69
Total income	8,379	11,429

Operating Expenses
Depreciation and amortization	2,905	3,764
Property operating	1,330	2,073
Real estate taxes	1,411	2,372
Asset management fee	251	271
General and administrative	55	76
Total operating expenses	5,952	8,556

Other income (expense)
Interest expense, net	(1,159)	(1,692)
Loss on extinguishment of debt	(111)	(14)
Gain on sale investment properties, net	3,751	—
Other income and expense, net	(87)	(53)
Total other income (expense), net	2,394	(1,759)

Net income	$4,821	$1,114

Notes:
Financial information on this page and pages 11, 12 and 13 relate to our JV with IAGM and is shown at 100%. See introductory note for additional details.

Supplemental - Quarter End March 31, 2022 - 10

Joint Venture Supplemental Details of Assets and Liabilities
In thousands

	As of
	March 31, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$362	$971
Straight-line rent receivables	2,920	3,313
Total	$3,282	$4,284

Deferred cost and other assets, net
Lease commissions, net	$2,411	$2,900
Fair value of derivatives	2,213	530
Deferred costs, net	1,206	826
Other assets	1,018	869
Total	$6,848	$5,125

Other liabilities
Unearned income	$1,221	$1,268
Security deposits	809	806
Other liabilities	470	455
Total	$2,500	$2,529

Supplemental - Quarter End March 31, 2022 - 11

Joint Venture Supplemental Details of Operations
In thousands

		Three Months Ended March 31
		2022	2021
Income
*	Minimum base rent	$5,304	$7,277
*	Real estate tax recoveries	1,021	1,642
*	CAM, insurance, and other recoveries	735	1,185
*	Ground rent income	1,129	1,038
	Above/below market rent and lease inducement amortization, net	(196)	(217)
*	Short-term and other lease income	166	138
	Termination fee income	—	159
	Straight-line rent adjustment, net	69	88
	Reversal of (provision for) uncollectible straight-line rent, net	30	(35)
*	Provision for uncollectible billed rent and recoveries	(23)	(21)
*	Reversal of uncollectible billed rent and recoveries	81	106
	Lease income, net	8,316	11,360

*	Other property income	63	69

	Total income	$8,379	$11,429

Operating expenses
	Depreciation and amortization	$2,905	$3,764
*	Property operating expenses	1,330	2,073
*	Real estate taxes	1,411	2,372
	Asset management fee	251	271
	General and administrative	55	76
	Total operating expenses	$5,952	$8,556

* Component of Net Operating Income

Supplemental - Quarter End March 31, 2022 - 12

Summary of Outstanding Joint Venture Debt
In thousands

	Balance as of March 31, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$126,005	85%	2.65%	1.8
Variable rate secured debt	22,897	15%	2.00%	1.6
Issuance costs, net of accumulated amortization	(660)	n/a	n/a	n/a
Total debt, net	$148,242	100%	2.55%	1.8

Schedule of Maturities by Year

Maturity Year	Fixed Rate Secured Debt	Variable Rate Secured Debt	Total
2022	$—	$—	$—
2023 (a)	103,125	22,897	126,022
2024	—	—	—
2025	22,880	—	22,880
2026	—	—	—
Thereafter	—	—	—
Issuance costs, net of amortization	—	—	(660)
Total	$126,005	$22,897	$148,242
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.

Debt Maturities as of March 31, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
Stone Ridge Market	1/1/2023	3.47%	Fixed	$28,125
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	22,880
Total				51,005

Pooled Loans (a)
Cross collateralized	11/2/2023	2.00%	Variable (b)	22,897
Cross collateralized, swapped to fixed	11/2/2023	1.98%	Fixed	45,000
Cross collateralized, swapped to fixed	11/2/2023	1.96%	Fixed	30,000
Total				97,897

Grand total				$148,902
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
(b)As of March 31, 2022, 1-Month LIBOR was 0.45%.

Supplemental - Quarter End March 31, 2022 - 13

Markets and Tenant Size
Pro rata, GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	$31,689	$16.04	18.5%	2,055	20.7%
Atlanta Metro Area, GA	10	18,992	18.74	11.0%	1,058	10.6%
Miami-Fort Lauderdale-Miami Beach, FL	3	18,045	22.68	10.5%	859	8.6%
Dallas-Fort Worth-Arlington, TX	7	14,912	19.36	8.7%	860	8.7%
Houston-Sugar Land-Baytown, TX	6	12,603	15.86	7.3%	927	9.3%
Raleigh-Cary-Durham, NC	5	12,152	18.99	7.1%	688	6.9%
So. California - Los Angeles, CA	3	10,115	20.72	5.9%	579	5.8%
Tampa-St. Petersburg, FL	3	8,860	12.83	5.1%	753	7.6%
Washington D.C/Richmond Metro Area	3	7,988	24.11	4.6%	358	3.6%
Orlando-Kissimmee, FL	4	7,763	21.99	4.5%	374	3.8%
Denver-Colorado Springs-Greeley, CO	3	7,407	16.77	4.3%	467	4.7%
Charlotte-Gastonia-Concord, NC	2	6,523	19.96	3.8%	328	3.3%
So. California - Inland Empire, CA	2	5,595	22.97	3.3%	246	2.5%
So. California - San Diego, CA	2	5,582	25.72	3.2%	225	2.3%
San Antonio, TX	2	3,834	25.89	2.2%	163	1.6%
Total	63	$172,060	$18.64	100%	9,940	100%

State	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	$63,038	$17.09	36.7%	4,005	40.3%
Florida	10	34,668	18.85	20.1%	1,986	20.0%
California	7	21,292	22.44	12.4%	1,050	10.6%
Georgia	10	18,992	18.74	11.0%	1,058	10.6%
North Carolina	7	18,675	19.32	10.9%	1,016	10.2%
Maryland/Virginia	3	7,988	24.11	4.6%	358	3.6%
Colorado	3	7,407	16.77	4.3%	467	4.7%
Total	63	$172,060	$18.64	100%	9,940	100%

Tenant type	GLA	Leased Occupancy	ABR	ABR PSF
20,000 SF+ (a)	5,448	96.4%	$58,219	$11.08
10,000 - 19,999 SF (a)	945	97.4%	17,246	18.95
5,000 - 9,999 SF (b)	758	93.4%	17,471	25.91
1 - 4,999 SF (b)	2,789	89.7%	79,124	33.09
Total	9,940	94.4%	$172,060	$18.64

Anchor Tenants (a)	6,393	96.6%	$75,465	$12.24
Small Shops (b)	3,547	90.5%	$96,595	$31.51
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

Supplemental - Quarter End March 31, 2022 - 14

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR Pro Rata Portfolio	% of Total ABR	GLA Pro Rata Portfolio	% of Total Occ.GLA
Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3 / King Soopers 1	15	BBB	$8,831	5.1%	808	8.1%
Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	16	N/A	6,468	3.8%	629	6.3%
Albertsons	Safeway 2 / Safeway Gas 1 / Tom Thumb 2 / Market Street 2 / Albertsons 1	8	BB	4,946	2.9%	425	4.3%
TJX Companies	Marshalls 7 / HomeGoods 3 / TJ Maxx 3	13	A	4,628	2.7%	393	3.9%
H.E.B.		4	N/A	3,543	2.1%	357	3.6%
Whole Foods Market		5	AA	2,619	1.5%	194	2.0%
Petsmart, Inc.		8	B	2,537	1.5%	166	1.7%
Best Buy		4	BBB+	2,191	1.3%	138	1.4%
Apollo Global Management, Inc.	Michael's 7	7	N/A	1,962	1.1%	152	1.5%
Ulta Beauty Inc.		8	N/A	1,904	1.1%	83	0.8%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	N/A	1,876	1.1%	171	1.7%
Ross Dress For Less		5	BBB+	1,799	1.0%	150	1.5%
Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 1	5	B+	1,763	1.0%	137	1.4%
Costco Wholesale		2	A+	1,735	1.0%	298	3.0%
Trader Joe's		4	N/A	1,703	1.0%	51	0.5%
Wells Fargo		10	BBB+	1,604	0.9%	39	0.4%
Bank of America		8	A-	1,347	0.8%	34	0.3%
Massage Envy		14	N/A	1,335	0.8%	42	0.4%
Five Below, Inc.		7	N/A	1,306	0.8%	62	0.6%
DSW, Inc.		4	N/A	1,269	0.7%	73	0.7%
Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.6%
Regal Cinemas		1		1,253	0.7%	61	0.6%
The Gap, Inc.	Old Navy 5	5	BB	1,212	0.7%	75	0.8%
Petco Animal Supplies Stores, Inc		6	B	1,210	0.7%	72	0.7%
Office Depot, Inc	Office Depot 2 / OfficeMax 2	4	N/A	1,135	0.7%	80	0.8%
Totals		168		$61,442	35.7%	4,746	47.6%

Tenant Merchandise Mix

Tenant Category	ABR Pro Rata Portfolio	% of Total ABR
Grocery/Drug Stores	$35,331	20.7%
Soft Goods	29,670	17.2%
Quick Service Restaurants	19,981	11.6%
Personal Health and Beauty Services	19,255	11.2%
Full Service Restaurants	15,086	8.8%
Medical	13,963	8.1%
Banks	8,240	4.8%
Office/Communications	6,416	3.7%
Other	6,180	3.6%
Pet Supplies	5,883	3.4%
Fitness	4,903	2.8%
Other Essential Retail/Services	3,982	2.3%
Entertainment	1,741	1.0%
Hardware/Auto	1,429	0.8%
	$172,060	100%

Supplemental - Quarter End March 31, 2022 - 15

Comparable and Non-Comparable Lease Statistics
Pro Rata, GLA in thousands

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q1 2022	47	125	$26.69	$25.41	5.0%	4.7	$4.69	$0.83
Q4 2021	46	169	25.40	24.39	4.1%	4.9	1.78	1.06
Q3 2021	63	671	16.26	15.37	5.8%	4.8	0.69	0.25
Q2 2021	50	293	20.24	19.45	4.1%	5.8	2.92	0.76
Total	206	1,258	$19.45	$18.53	5.0%	5.0	$1.75	$0.54

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q1 2022	1	11	$15.50	$13.00	19.2%	11.0	$45.00	$9.86
Q4 2021	7	12	31.77	32.83	(3.2)%	8.6	7.51	14.79
Q3 2021	8	14	28.07	31.82	(11.8)%	8.9	23.04	11.58
Q2 2021	6	35	18.33	16.41	11.7%	10.0	15.48	6.32
Total	22	72	$22.10	$21.71	1.8%	9.7	$19.96	$9.30

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q1 2022	46	114	$27.72	$26.56	4.4%	4.1	$0.98	$—
Q4 2021	39	157	24.91	23.74	4.9%	4.6	1.33	—
Q3 2021	55	657	16.00	15.02	6.5%	4.7	0.20	0.01
Q2 2021	44	258	20.50	19.87	3.2%	5.3	1.20	—
Total	184	1,186	$19.29	$18.34	5.2%	4.8	$0.64	$0.00

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q1 2022	21	58	$30.80			10.0	$42.07	$11.80
Q4 2021	26	83	29.29			9.4	22.17	10.82
Q3 2021	18	69	17.81			5.2	11.89	3.38
Q2 2021	23	83	25.23			7.4	11.95	7.11
Total	88	293	$25.70			8.0	$20.81	$8.22

Supplemental - Quarter End March 31, 2022 - 16

Tenant Lease Expirations
Pro Rata, GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases (a)	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF
2022	3	117	1.9%	$683	0.9%	$5.84
2023	21	651	10.8%	7,407	9.4%	11.38
2024	27	613	9.9%	7,991	10.2%	13.04
2025	21	806	13.1%	9,639	12.3%	11.96
2026	15	426	6.9%	5,165	6.6%	12.12
2027	39	1,334	21.6%	19,407	24.8%	14.55
2028	13	280	4.5%	4,118	5.3%	14.71
2029	10	309	5.0%	3,791	4.9%	12.27
2030	7	192	3.1%	2,854	3.7%	14.86
2031	6	280	4.5%	2,471	3.2%	8.83
Thereafter	29	1,135	18.4%	14,231	18.2%	12.54
Other (b)	1	20	0.3%	384	0.5%	19.00
Sub total	192	6,163	100%	$78,141	100%	$12.68
Vacant space		229
Total		6,392

Small Shops

2022	98	193	6.2%	$5,735	5.5%	$29.72
2023	183	390	12.7%	11,846	11.1%	30.37
2024	174	419	13.5%	13,186	12.6%	31.47
2025	164	360	11.6%	11,446	10.9%	31.79
2026	189	451	14.6%	15,207	14.5%	33.72
2027	149	389	12.6%	14,058	13.4%	36.14
2028	74	181	5.8%	6,472	6.2%	35.76
2029	81	221	7.1%	7,682	7.3%	34.76
2030	61	147	4.7%	5,778	5.5%	39.31
2031	70	211	6.8%	7,971	7.6%	37.78
Thereafter	43	114	3.7%	5,076	4.8%	44.53
Other (b)	12	22	0.7%	581	0.6%	26.41
Totals	1,298	3,098	100%	$105,038	100%	$33.91
Vacant space		450
Total		3,548

Total Pro Rata

2022	101	310	3.3%	$6,418	3.5%	$20.70
2023	204	1,041	11.2%	19,253	10.5%	18.49
2024	201	1,032	11.1%	21,177	11.6%	20.52
2025	185	1,166	12.6%	21,085	11.5%	18.08
2026	204	877	9.5%	20,372	11.1%	23.23
2027	188	1,723	18.6%	33,465	18.3%	19.42
2028	87	461	5.0%	10,590	5.8%	22.97
2029	91	530	5.7%	11,473	6.3%	21.65
2030	68	339	3.7%	8,632	4.7%	25.46
2031	76	491	5.3%	10,442	5.7%	21.27
Thereafter	72	1,249	13.5%	19,307	10.5%	15.46
Other (b)	13	42	0.5%	965	0.5%	22.98
Totals	1,490	9,261	100.0%	$183,179	100.0%	$19.78
Vacant space		679
Total		9,940
(a)No. of expiring leases includes JV properties at 100%.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

Supplemental - Quarter End March 31, 2022 - 17

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Ownership	Date	Property Name	Market	Acquisition Price	GLA	Percent Leased	Grocery Anchor Tenants

100%	2/2/22	Shops at Arbor Trails	Austin-Round Rock, TX	$112,190	357	99.2%	Costco, Whole Foods Market
100%	2/2/22	Escarpment Village	Austin-Round Rock, TX	77,150	170	99.9%	HEB
				$189,340	527

Dispositions

None

Joint Venture Disposition Activity
Ownership	Date	Property Name	Market	Disposition Price (b)	GLA (b)	Percent Leased	Grocery Anchor Tenants (a)
55%	3/3/22	Price Plaza	Houston-Sugar Land-Baytown, TX	$39,100	206	95.0%	Sam's Club*, Walmart*
(a)Only grocery anchors are listed. Shadow anchors are noted with an asterisk.
(b)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.

Supplemental - Quarter End March 31, 2022 - 18

Development Pipeline
In thousands

Active Redevelopments
Ownership	Property Name	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
100%	Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center includes demolition and expansion of the Publix grocery store, upgrading the facade, signage enhancement, and common area improvements. (b)	2Q - 2022	$7,500	$7,500
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	4Q - 2022	1,600	500
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center to include façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	3,800	1,000
	Totals				$12,900	$9,000	7-10%

(a) The timing of estimated completion of our projects and the may be impacted by factors outside of our control, including global supply constraints or government restrictions.
(b) Projected incremental costs take into consideration our expectation for a tenant contribution of approximately $2.9 million which will be received subsequent to the completion of construction at the end of the second quarter. Cost to date is based on paid or accrued expenses through March 31, 2022.

Recently Completed Redevelopments
Ownership	Property Name	Market	Project Description	Completion Quarter	Incremental Costs	Costs to Date
100%	Custer Creek	Dallas-Fort Worth-Arlington, TX	Modernization of center to include façade and common area enhancements.	3Q - 2021	$1,300	$1,300
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition and reconstruction of fuel facility.	4Q - 2021	$1,000	$1,000

Potential Developments and Redevelopments
Ownership	Property Name	Market	Project Description
100%	Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
100%	Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
100%	Kyle Marketplace	Austin-Round Rock, TX	Densification of the site including additional outparcel developments.
100%	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.
100%	Antoine Town Center	Houston-Sugar Land-Baytown, TX	Densification of the site including additional outparcel developments.
100%	Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a former bank building for a multi-tenant building with a drive-through.
100%	The Center on Hugh Howell	Atlanta Metro	Re-merchandise an anchor store with multiple retailers.
100%	Westpark Shopping Center	Washington D.C./Richmond Metro Area	Densification of the site with a ground up development of a freestanding multi-tenant building.
100%	River Oaks Shopping Center	So. California - Los Angeles	Redevelopment of an outparcel and common area improvements.
100%	Buckhead Crossing	Atlanta Metro	Remerchandising of the shopping center including façade and common area enhancements, anchor space repositioning and addition of a freestanding building.
100%	Sycamore Commons	Charlotte-Gastonia-Concord, NC	Repositioning and reconfiguration of the shopping center including façade and common area improvements and added freestanding buildings.

Supplemental - Quarter End March 31, 2022 - 19

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
1	Antoine Town Center	100%	Houston-Sugar Land-Baytown	TX	N	110	96.3%	$13.91	Yes	Kroger
2	Bay Colony	55%	Houston-Sugar Land-Baytown	TX	C	416	85.4%	$16.16	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
3	Bear Creek Village Center	100%	So. California - Inland Empire	CA	N	80	98.1%	$24.96	Yes	Stater Brothers
4	Bent Tree Plaza	100%	Raleigh-Cary-Durham	NC	N	80	98.5%	$13.10	Yes	Food Lion
5	Blackhawk Town Center	55%	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.92	Yes	HEB, Walgreens
6	Buckhead Crossing	100%	Atlanta Metro Area	GA	P	222	98.0%	$20.75	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
7	Campus Marketplace	100%	So. California - San Diego	CA	N	144	100.0%	$30.70	Yes	Ralphs, CVS, Discovery Isle Child Development Center
8	Cary Park Town Center	100%	Raleigh-Cary-Durham	NC	N	93	98.2%	$16.42	Yes	Harris Teeter, CVS
9	Centerplace of Greeley	100%	Denver-Colorado Springs-Greeley	CO	C	152	100%	$17.73	Yes	Safeway, Target*, Famous Footwear, Kohl's*, Ross Dress for Less
10	Cheyenne Meadows	100%	Denver-Colorado Springs-Greeley	CO	N	90	98.4%	$11.74	Yes	King Soopers
11	Commons at University Place	100%	Raleigh-Cary-Durham	NC	N	92	100.0%	$16.68	Yes	Harris Teeter, CVS
12	Coweta Crossing	100%	Atlanta Metro Area	GA	N	68	100%	$10.79	Yes	Publix
13	Custer Creek Village	100%	Dallas-Fort Worth-Arlington	TX	N	94	95.4%	$14.67	Yes	Tom Thumb
14	Cyfair Town Center	55%	Houston-Sugar Land-Baytown	TX	C	434	83.6%	$15.65	Yes	Kroger, Cinemark USA, J.C. Penney
15	Eldorado Marketplace	100%	Dallas-Fort Worth-Arlington	TX	C	189	93.4%	$23.31	Yes	Market Street, Petsmart, Phenix Salon Suites
16	Eldridge Town Center & Windermere Village	100%	Houston-Sugar Land-Baytown	TX	C	175	92.2%	$17.12	Yes	Kroger, Kohl's*, Petco
17	Escarpment Village (e)	100%	Austin-Round Rock	TX	N	170	99.9%	$20.77	Yes	HEB
18	Garden Village	100%	So. California - Los Angeles	CA	N	117	94.9%	$17.82	Yes	Albertson's, Rite Aid
19	Gateway Market Center	100%	Tampa-St. Petersburg	FL	P	231	100%	$10.69	Yes	Publix, Target*, Beall's, HomeGoods, Party City, Petsmart, TJ Maxx, Tuesday Morning
20	Kennesaw Marketplace	100%	Atlanta Metro Area	GA	C	130	100%	$33.80	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
21	Kyle Marketplace	100%	Austin-Round Rock	TX	C	226	100%	$16.76	Yes	HEB
22	Lakeside & Lakeside Crossing	100%	Orlando-Kissimmee	FL	N	76	98.5%	$45.95	Yes	Trader Joe's
23	Market at Westlake	100%	Austin-Round Rock	TX	N	30	100%	$21.23	No	Walgreens
24	Northcross Commons	100%	Charlotte-Gastonia-Concord	NC	N	63	98%	$24.48	Yes	Whole Foods Market
25	Old Grove Marketplace	100%	So. California - San Diego	CA	N	81	96.3%	$16.89	Yes	Ralphs, Lowe's*
26	Pavilion at LaQuinta	100%	So. California - Inland Empire	CA	P	166	100.0%	$22.02	Yes	Sprouts Farmers Market, Bed Bath & Beyond, DSW
27	Peachland Promenade	100%	Tampa-St. Petersburg	FL	N	177	98.5%	$14.05	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
28	PGA Plaza Palm Beach Gardens	100%	Miami-Fort Lauderdale-Miami Beach	FL	C	120	96.8%	$33.75	Yes	Trader Joe's, Marshalls, Ulta
29	Plantation Grove	100%	Orlando-Kissimmee	FL	N	74	98.8%	$14.22	Yes	Publix
30	Plaza Midtown	100%	Atlanta Metro Area	GA	N	70	94.9%	$26.77	Yes	Publix
31	Prestonwood Town Center (e)	100%	Dallas-Fort Worth-Arlington	TX	P	233	86.5%	$19.92	Yes	Walmart*, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta
32	Renaissance Center	100%	Raleigh-Cary-Durham	NC	P	363	90.9%	$22.08	No	Ashley HomeStore, Best Buy, Cost Plus World Market, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care
33	Rio Pinar Plaza	100%	Orlando-Kissimmee	FL	N	131	96.7%	$17.71	Yes	Publix, Planet Fitness
34	River Oaks	100%	So. California - Los Angeles	CA	C	275	85.4%	$19.69	Yes	Sprouts Farmers Market, Target, Big 5 Sports Goods, Five Below, Ulta
35	Riverview Village	100%	Dallas-Fort Worth-Arlington	TX	N	89	96.9%	$12.65	Yes	Tom Thumb, Petco
36	Riverwalk Market	100%	Dallas-Fort Worth-Arlington	TX	N	90	100.0%	$20.41	Yes	Market Street
37	Rose Creek	100%	Atlanta Metro Area	GA	N	70	98.6%	$10.66	Yes	Publix
38	Sandy Plains Centre	100%	Atlanta Metro Area	GA	C	131	93.7%	$22.48	Yes	Kroger, Pet Supplies Plus, Walgreens*

Supplemental - Quarter End March 31, 2022 - 20

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
39	Sarasota Pavilion	100%	Tampa-St. Petersburg	FL	P	345	86.4%	$13.84	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, Petsmart, Ross Dress for Less, SunTrust Bank
40	Scofield Crossing	100%	Austin-Round Rock	TX	N	95	97.4%	$17.41	Yes	Hana World Market, Goodwill
41	Shops at Arbor Trails (e)	100%	Austin-Round Rock	TX	C	357	99.2%	$13.42	Yes	Costco, Whole Foods Market, Chuy's*, Frost Bank*, Kerbey Lane Cafe*, Marshalls
42	Shops at Fairview Town Center	100%	Dallas-Fort Worth-Arlington	TX	N	67	86.5%	$23.03	Yes	Whole Foods Market
43	Shops at the Galleria	100%	Austin-Round Rock	TX	P	537	96.1%	$13.92	No	Best Buy, Cost Plus World Market, Five Below, Home Consignment Center, Lowe's, Marshalls, Michaels, Old Navy, Petsmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods
44	Sonterra Village	100%	San Antonio	TX	N	42	100%	$32.73	Yes	Trader Joe's
45	Southern Palm Crossing	100%	Miami-Fort Lauderdale-Miami Beach	FL	P	345	97.7%	$16.07	Yes	Costco Wholesale, Going Going Gone, Marshalls
46	Stables Town Center	55%	Houston-Sugar Land-Baytown	TX	N	191	84.4%	$17.47	Yes	Kroger, Walgreens
47	Stevenson Ranch	100%	So. California - Los Angeles	CA	C	187	77.5%	$24.58	Yes	Ralphs, L.A. Fitness, PetSmart
48	Stone Ridge Market	55%	San Antonio	TX	C	219	91.1%	$23.25	Yes	HEB Plus*, Burlington, Petsmart
49	Suncrest Village	100%	Orlando-Kissimmee	FL	N	93	96.7%	$13.88	Yes	Publix, Orange County Tax Collector
50	Sycamore Commons	100%	Charlotte-Gastonia-Concord	NC	P	265	100%	$18.90	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Cost Plus World Market, Dick's Sporting Goods, Lowe's*, Old Navy, Ulta
51	The Centre on Hugh Howell	100%	Atlanta Metro Area	GA	N	83	96.5%	$11.83	Yes	Publix
52	The Highlands of Flower Mound	55%	Dallas-Fort Worth-Arlington	TX	P	175	90.8%	$18.13	Yes	Target*, Bed Bath & Beyond, Cost Plus World Market, Market by Macy's, Party City, Skechers
53	The Parke	100%	Austin-Round Rock	TX	P	406	99.5%	$15.75	Yes	Whole Foods Market, Buy Buy Baby, Cost Plus World Market, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta
54	The Pointe at Creedmoor	100%	Raleigh-Cary-Durham	NC	N	60	100%	$16.78	Yes	Harris Teeter
55	The Shops at Town Center	100%	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$30.02	Yes	Safeway
56	The Shops at Walnut Creek	100%	Denver-Colorado Springs-Greeley	CO	P	225	91.2%	$18.18	Yes	Target*, Dollar Tree, Michaels, Old Navy, Petsmart, TJ Maxx
57	Thomas Crossroads	100%	Atlanta Metro Area	GA	N	105	94.4%	$9.98	Yes	Kroger
58	Travilah Square Shopping Center	100%	Washington D.C/Richmond Metro Area	MD	N	56	86.4%	$48.33	Yes	Trader Joe's
59	Trowbridge Crossing	100%	Atlanta Metro Area	GA	N	63	95.4%	$12.02	Yes	Publix
60	University Oaks	100%	Austin-Round Rock	TX	P	236	81.5%	$20.73	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, Petsmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
61	Westfork & Paraiso	100%	Miami-Fort Lauderdale-Miami Beach	FL	N	393	91.0%	$25.09	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
62	Westpark Shopping Center	100%	Washington D.C/Richmond Metro Area	VA	C	177	100.0%	$14.51	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
63	Windward Commons	100%	Atlanta Metro Area	GA	N	117	99.9%	$15.01	Yes	Kroger
	Totals with JV at 100%					10,643	93.9%	$18.55
	Totals, Pro Rata					9,940	94.4%	$18.64
(a)N = Neighborhood center, P = Power Center, C = Community Center
(b)The GLA of properties owned by our joint venture are included at 100%.
(c)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(d)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(e)Properties are excluded from Same Property for the three months ended March 31, 2022.

Supplemental - Quarter End March 31, 2022 - 21

Components of Net Asset Value as of March 31, 2022
In thousands, except share information

NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$34,222	5
Ground rent income	3,610	5
NOI	37,832	5

JV NOI at share, excluding ground rent (a)	$2,307	12
JV Ground rent income at share	621	12
JV NOI at share	2,928

Annualized NOI, excluding ground rent income	136,888
Annualized JV NOI at share, excluding ground rent income	9,228
Annualized ground rent income	16,924

Projected remaining development
Net Consolidated Project Costs	1,100	19
Net JV Project Costs at share	1,540	19
Estimated Range for Incremental Yield	7-10%	19

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	754	5

Other Assets
Cash, cash equivalents and restricted cash	25,723	2
Billed base rent, recoveries, and other revenue	8,119	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (b)	23,629	10, 11

Liabilities
Debt	676,829	8
Issuance costs, net of accumulated amortization	(3,493)	8
Accounts payable and accrued expenses	27,830	2
Distributions payable	13,828	2
Other liabilities	24,843	2
Projected remaining consolidated project costs	1,100	19
Total JV Other Liabilities, at share (c)	86,763	10, 19

Common Shares Outstanding	67,388,703	1

(a)Includes elimination of our share of the management fee expense of $412 for the three months ended March 31, 2022.
(b)Total JV other assets, at share, includes the JV's share of cash and cash equivalents and receivables for base rent, recoveries, and other revenue.
(c)Total JV liabilities, at share, includes the JV's share of mortgage debt, issuance costs, net of accumulated amortization, accounts payable and accrued expenses, other liabilities, and projected remaining project costs.

Supplemental - Quarter End March 31, 2022 - 22

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.

Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.

Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.

Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.

Comparable Lease	A comparable lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, and depreciation and amortization. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.

Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.

Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.

NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.

Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.

Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives).

New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).

Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.

Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.

Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly-owned properties, defined as "Pro Rata," with the exception of property count and number of leases.

Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.

Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.

Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.

Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.

Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.

Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

Supplemental - Quarter End March 31, 2022 - 23

3025 Highland Parkway, Suite 350 • Downers Grove, IL 60515 • 630.570.0700 • www.InvenTrustProperties.com

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